SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

          Date of report (Date of earliest reported): September 2, 2003

                                   ABSS Corp.
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

                  000-15303                            73-1215433
           (Commission File Number)         (IRS Employer Identification No.)

                                385 Freeport, #1
                                Sparks, NV 89431
               (Address of Principal Executive Offices)(Zip Code)

                                 (917) 981-4569
              (Registrant's Telephone Number, Including Area Code)



          (Former Name or Former Address, if Changed Since Last Report)



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INFORMATION TO BE INCLUDED IN THE REPORT

Item 5. Other Events and Regulation FD Disclosure.

Effective September 2, 2003, ABSS, Corp. entered into a Settlement and Release Agreement with Communications Holding Corp. to settle an outstanding judgment against ABSS in the amount of nine hundred sixty thousand dollars ($960,000). The judgment was originally received by Southwin Financial, Ltd. in October 2000 and subsequently purchased by Communications Holding Corp.

ABSS settled the judgment through the issuance of a promissory note to Communications Holding Corp. for two hundred thousand dollars ($200,000) and four million shares of ABSS restricted common stock. The promissory note is for a period of one year with an interest rate of seven percent (7%). After said issuance, the four million shares of ABSS common stock will represent approximately 41% of the issued and outstanding common stock of ABSS. As part of the settlement, ABSS agreed to appoint two nominees of Communications Holding Corp. to the Board of Directors of ABSS. The nominees of Communications Holding Corp. are Aaron Etra and Andre Todd. Both have been appointed as directors effective September 2, 2003.

Mr. Aaron Etra is an attorney specializing in commercial, corporate, tax and personal law. Mr. Etra's background includes experience in real estate including his position since 1981 as president of Investors & Developers Associates, Inc., which develops commercial, residential and industrial properties in the United States. Mr. Etra has practiced law since 1966 in various firms in New York City including the law firm of Etra & Etra and the law firm of Fried, Frank, Harris, Shriver & Jacobson. Mr. Etra received his Bachelor of Arts degree from Yale University, his Juris Doctor degree from Columbia University and L.L.M. from New York University.

Mr. Andre Todd will serve as a director and secretary of ABSS. Mr. Todd's experience includes capital markets, technical analysis and operations for trading departments. Since 1998, Mr. Todd has been employed as vice president of Goldman & Associates, a research entity providing technical analysis and testing models for day traders. Prior to joining Goldman & Associates, Mr. Todd was employed as an account manager by Bear Sterns. Mr. Todd received a Bachelors of Science degree from Oregon State University.


Item 7.  Exhibits.

Number   Exhibit

10.01    Settlement and Release Agreement
10.02    Promissory Note - Communication Holding Corp.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    ABSS Corp.

                                    By:    /s/ Alan Lew
                                    --------------------------
                                    Alan Lew
                                    President

September 9, 2003